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                                                                   EXHIBIT 23.01


                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

  DALLAS                  One First National Plaza              WASHINGTON, D.C.
  ------                  Chicago, Illinois 60603                    ------
LOS ANGELES                Telephone 312 853 7000                    LONDON
  ------                   Facsimile 312 853 7036                    ------
 NEW YORK                                                          SINGAPORE
                                Founded 1866                         ------
                                                                     TOKYO


                               September 9, 1998


                                    CONSENT

                                      OF

                                SIDLEY & AUSTIN


          Sidley & Austin hereby consents to all references made to it in the Registration Statement on Form S-1 of ProFutures Bull & Bear Fund, L.P. as filed with the Securities and Exchange Commission on or about September 10, 1998.


                                       SIDLEY & AUSTIN